Exhibit 99.2

LUMINAR SEMICONDUCTOR, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2025 and 2024

Independent auditors’ report

To the stockholders and the Board of Directors of

Luminar Semiconductor, Inc.

Opinion

We have audited the consolidated financial statements of Luminar Semiconductor, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024 and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with U.S. GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ BPM LLP

San Jose, California

April 17, 2026

LUMINAR SEMICONDUCTOR, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

(in thousands)

ASSETS	2025	2024
Current Assets
Cash	$11,834	$11,060
Accounts Receivable, Net	4,026	6,085
Inventories	3,455	3,894
Contract Assets	1,343	2,409
Prepaid Expenses and Other Current Assets	154	605
Total Current Assets	20,812	24,053

Property and Equipment, Net	3,324	4,917

Other Assets
Operating Lease Assets, Net	2,031	3,403
Intangible Assets, Net	3,225	6,366
Goodwill	-	2,244

Total Other Assets	5,256	12,013

Total Assets	$29,392	$40,983

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities

Accounts Payable	406	409
Accrued Expenses	1,049	3,336
Current Portion of Operating Lease Liabilities	1,104	1,121
Contract Liabilities	1,444	1,687
Due To Parent	84,794	80,023

Total Current Liabilities	88,797	86,576

Deferred Tax Liability	-	1,100

Operating Lease Liabilities, Net of Current Portion	1,401	2,352

Total Liabilities	90,198	90,028

Stockholders’ Deficit
Capital	45,357	45,357
Accumulated Deficit	(106,163)	(94,402)

Total Stockholders’ Deficit	(60,806)	(49,045)
Total Liabilities and Stockholders’ Deficit	$29,392	$40,983

See Notes to Consolidated Financial Statements

LUMINAR SEMICONDUCTOR, INC.

CONSOLIDATED statements of OPERATIONS

DECEMBER 31, 2025 AND 2024

(in thousands)

	2025	2024
Net Revenue	$29,779	$32,454

Cost of Net Revenue	26,323	23,811

Gross Profit	3,456	8,643

Operating Expenses
Research and Development	4,369	4,562
Sales and Marketing	2,813	6,238
General and Administrative	6,773	11,978
Impairment Charges	4,842	6,647

Operating Expenses	18,797	29,425

Loss from Operations	(15,341)	(20,782)

Other Income, Net	2,480	1,547

Net Loss Before Income Taxes	(12,861)	(19,235)

Provision for (Benefit From) Income Taxes	(1,100)	16

Net Loss	$(11,761)	$(19,251)

See Notes to Consolidated Financial Statements

LUMINAR SEMICONDUCTOR, INC.

CONSOLIDATED statements of STOCKHOLDERS’ EQUITY (DEFICIT)

DECEMBER 31, 2025 AND 2024

(in thousands)

	Contributed Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balances - January 1, 2024	$40,869	$(75,151)	$(34,282)

Capital Contribution for Acquisition of EM4	4,488	-	4,488

Net Loss for the Year Ended December 31, 2024	-	(19,251)	(19,251)

Balances - December 31, 2024	45,357	(94,402)	(49,045)

Net Loss for the Year Ended December 31, 2025	-	(11,761)	$(11,761)

Balances - December 31, 2025	$45,357	$(106,163)	$(60,806)

See Notes to Consolidated Financial Statements

LUMINAR SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

DECEMBER 31, 2025 AND 2024

(in thousands)

Cash Flows from Operating Activities:	2025	2024
Net Loss	$(11,761)	$(19,251)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	2,822	2,901
Provision for Expected Credit Losses	82	111
Deferred Income Taxes	(1,100)	-
Impairment Charges	4,842	6,647
Amortization of Operating Lease Right-of-Use Assets	960	850
Gain on EM4 Acquisition	-	(1,752)
Stock Based Compensation in Parent Company	3,881	10,513
Loss from Disposal of Fixed Assets	61	-
(Increase) Decrease in:
Accounts Receivable	1,977	(9,653)
Inventories	439	389
Contract Assets	1,066	1,094
Prepaid Expenses and Other Current Assets	451	(41)
Increase (Decrease) in:
Accounts Payable	(4)	(1,193)
Accrued Payroll and Other Accrued Expenses	(2,287)	(696)
Operating Lease Liabilities	(968)	(790)
Contract Liabilities and Deferred Revenue	(243)	(1,699)
Due To Related Party	891	14,839

Net Cash Provided by Operating Activities	1,109	2,269

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(335)	(361)
EM4 Acquisition, Cash Acquired	-	557

Net Cash (Used in) Provided by Investing Activities	(335)	196

Cash Flows from Financing Activities:
Capital Contributions	-	-

Net Cash From Financing Activities	-	-

Net Increase in Cash	774	2,465

Cash - Beginning of Year	11,060	8,595

Cash - End of Year	$11,834	$11,060

Supplemental disclosures of cash flow information:
Cash Refunds Received for Income Taxes	$150	-
Stock-Based Compensation in Exchange for Due to Parent	3,881	10,513

See Notes to Consolidated Financial Statements

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies

Nature of Business

Luminar Semiconductor, Inc., a Delaware corporation, (“LSI”) & Subsidiaries (collectively, the “Company”) is engaged primarily in the design, development, manufacturing, packaging, and development services of photonic components and sub-systems (including semiconductor lasers and photodetectors), application-specific integrated circuits, and pixel-based sensors. The Company’s revenue is derived from customers located in the United States and international markets.

During 2025 and 2024, the Company was wholly owned by Luminar Technologies, Inc. (“Luminar”).

The Company operates three subsidiaries, which are described below.

●	Optogration, Inc (“OGI”) manufactures advanced photodetectors with extreme sensitivity, wide dynamic range and high damage threshold for the aerospace and defense, communications and automative industries.

●	Freedom Photonics LLC (“FPH”) manufactures photonic components, modules and subsystems for high performance optical interconnects and fiber optic communications applications.

●	EM4, LLC (“EM4”) was acquired by Luminar in March 2024. EM4 designs, manufactures and sells packaged photonic components and subsystems for aerospace and industrial markets. See Note 3 for further details.

Principles of Consolidation

The consolidated financial statements include the accounts of LSI and its wholly-owned subsidiaries Optogration, Freedom Photonics, and EM4. All significant intercompany accounts and transactions are eliminated in the consolidation.

Method of Accounting

The Company reports under accounting principles generally accepted in the United States of America on the accrual basis of accounting, which recognizes revenue when earned and expenses when incurred.

Subsequent Events

In January 2026, the outstanding Due to Parent balance of $84.8 million was extinguished and equity for a similar amount was issued to Luminar.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies - Continued

Subsequent Events - Continued

On December 15, 2025, Luminar (the “Seller”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Quantum Computing, Inc. (“QCI”) pursuant to which, subject to the terms and conditions set forth in the Stock Purchase Agreement, QCI agreed to acquire all of the issued and outstanding shares of common stock of the Company from the Seller (the “Transaction”) for a total purchase price of $110.0 million in cash. The Transaction was completed on February 2, 2026.

The Company has evaluated subsequent events from the balance sheet date through April 17, 2026, the date that the consolidated financial statements were available to be issued. There were no subsequent events outside the normal course of business other than described above.

Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the continuity of operations, the realization of assets, and the satisfaction of liabilities in the normal course of business. We have not achieved a level of revenue adequate to support the Company’s cost structure. Cash and cash equivalents on hand were $11.8 million as of December 31, 2025. The Company has historically incurred losses and as of December 31, 2025, the Company also had an accumulated deficit of $106.2 million and a working capital deficit of $68.0 million. As discussed above, the outstanding Due to Parent balance was extinguished subsequent to December 31, 2025 and the Company was acquired by Quantum Computing, Inc. As a result, the Company has adequate liquidity resources to meet its obligations over the next 12 months.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains certain cash and cash equivalents in bank accounts at United States financial institutions which may at times exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable, Provision and Allowance for Expected Credit Losses

Credit is extended to customers, all on an unsecured basis, on terms that it establishes for individual customers. The Company carries its accounts receivable at net invoice price less an allowance for expected credit losses.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies - Continued

Accounts Receivable, Provision and Allowance for Expected Credit Losses - Continued

The Company estimates expected credit losses for accounts receivable by considering a variety of factors including historical credit loss experience, judgment as to the specific customer’s current ability to pay, and current and forward-looking factors regarding the economic environment. The allowance for expected credit losses is established through a charge to expense. Receivables are charged against the allowance for expected credit losses when management believes that collectability is unlikely. The accounts receivable balances and allowance for expected credit losses are as follows (in thousands):

	2025	2024
Balance at Beginning of Year	$6,085	$2,045
Balance at End of Year	$4,026	$6,085
Allowance for Expected Credit Loss	$193	$111

Inventories

The Company values inventory at the lower of cost or net realizable value. The Company determines the cost of inventory either using the standard-cost or average cost method, which approximates actual costs based on a first-in, first-out method. In assessing the ultimate recoverability of inventory, the Company makes estimates regarding future customer demand, the timing of new product introductions, economic trends, and market conditions. If the actual product demand is significantly lower than forecasted, the Company may be required to record inventory write-downs, which would be charged to cost of net revenue. The Company provides inventory reserves for obsolete or slow-moving inventory based on changes in customer demand and other economic conditions.

Property and Equipment

Property and equipment from acquisitions are recorded at fair value while other property and equipment are recorded at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Years

Machinery and equipment	3 to 9
Computer hardware and software	3 to 5
Leasehold improvements	Shorter of useful life or lease term
Furniture and fixtures	7

Long-Lived Assets

Long-lived assets, including property and equipment, are generally stated at cost. Management reviews its long-lived assets, including right of use assets, for possible impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If such events or changes in circumstances are present, the carrying value of the asset is compared to the undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies - Continued

Long-Lived Assets – Continued

The Company recorded impairment charges related to equipment and operating lease assets of $1.1 million for the year ended December 31, 2025. No impairment charges were recorded for the year ended December 31, 2024. See Note 4 for further discussion.

Intangible Assets

Intangible assets, consisting of acquired developed technology, customer relationships, customer backlog, and tradename are carried at cost less accumulated amortization. All intangible assets have been determined to have definite lives and are amortized on a straight-line basis over their estimated remaining economic lives, ranging from one to ten years. Amortization expense related to developed technology is included in cost of goods sold. Amortization expense related to customer relationships and tradenames are included in sales and marketing expense. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable.

The Company recorded intangible asset impairment of $1.5 million and $3.3 million in the years ended December 31, 2025 and 2024, respectively. See Note 4 for further discussion.

Goodwill

The Company’s goodwill was recorded as a result of the Company’s business combinations. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed is recorded as goodwill. Allocations of the purchase price are based on preliminary estimates and assumptions at the date of acquisition and are subject to revision based on final information received, including appraisals and other analyses that support underlying estimates.

Goodwill is not amortized but instead is required to be tested for impairment annually and whenever events or changes in circumstances indicate that the carrying value of goodwill may exceed its fair value.

The Company reviews goodwill for impairment annually in its fourth quarter by initially considering qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, as a basis for determining whether it is necessary to perform a quantitative analysis. If it is determined that it is more likely than not that the fair value of reporting unit is less than its carrying amount, a quantitative analysis is performed to identify goodwill impairment.

The Company recorded goodwill impairment of $2.2 million and $3.4 million in the years ended December 31, 2025 and 2024, respectively. See Note 4 for further discussion.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies - Continued

Income Tax

For the years ended December 31, 2025 and 2024, the Company is included in the consolidated federal and certain state income tax returns filed by its parent company, Luminar. As a result, the Company does not file separate income tax returns and does not make tax payments directly to tax authorities. Luminar has not pushed down any tax expense to the Company for the year ended December 31, 2025. During the year ended December 31, 2025, the Company reversed $1.1 million of deferred tax liabilities. The impact of the reversal was recognized in Provision for (Benefit From) Income Taxes.

Research and Development

Research and development costs are charged to operations when incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets, liabilities and disclosures of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of accounts receivable as well as contract assets. Estimated credit losses are provided for in the consolidated financial statements.

Leases

The Company determines if an arrangement is or contains a lease at inception. The Company records right-of-use (“ROU”) assets and lease obligations for material operating leases, which are initially based on the discounted future minimum lease payments over the term of the lease. The Company considers material operating leases to be limited to real property leases with a minimum lease term of 12 or more months (see further discussion below). Where the rate implicit in the Company’s leases is not easily determinable, the Company uses its incremental borrowing rate for the same period of time as the lease term.

Lease term is defined as the non-cancelable period of the lease plus any options to extend the lease when it is reasonably certain that it will be exercised. Leases may also include options to terminate the arrangement or options to purchase the underlying asset. For leases with an initial term of 12 months or less, no ROU assets or lease obligations are recorded on the balance sheet and a short-term lease expense is recognized for these leases on a straight-line basis over the lease term.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 1 Nature of Business and Significant Accounting Policies - Continued

Leases - Continued

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Certain lease agreements include rental payments adjusted periodically for inflation. The Company is also responsible for certain non-lease costs related to facilities, including utilities, real estate taxes and certain shared operating costs. The Company has elected to separate lease from non-lease components.

Operating lease expense is recognized on a straight-line basis throughout the lease term and is included in cost of goods sold or operating expense, as applicable. Short-term rentals and payments associated with non-lease components are expensed as incurred. See Note 10 for additional lease disclosures.

Stock Based Compensation

The Company’s employees were eligible under Luminar’s restricted stock plan. Under this plan, the restricted stock units (“RSUs”) generally vested over a period up to six years. The fair value of the RSUs is equal to the fair value of Luminar’s common stock at the date of grant. In conjunction with these grants, the Company recognized $3.9 million and $10.5 million of stock-based compensation expense for the years ended December 31, 2025 and 2024, respectively. The corresponding offset was recorded to Due to Related Party on the consolidated balance sheets.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in ASU 2023-09 provide improvements primarily related to the rate reconciliation and income taxes paid information included in income tax disclosures. The Company would be required to qualitatively disclose the nature and effect of the specific categories of rate reconciliation items and individual jurisdictions. In addition, the Company would be required to disclose income taxes paid (net of refunds received) by jurisdiction where the amount is equal to or greater than five percent of total income taxes paid (net of refunds received). The amendments in ASU 2023-09 are effective for years beginning after December 15, 2025. We do not believe this ASU will have a material impact on our consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. FASB issued this amendment to simplify the measurement of expected credit losses for accounts receivable. ASU 2025-05 provides a practical expedient for all entities in developing reasonable and supportable forecasts for estimating expected credit losses whereby the entity can assume the current conditions as of the balance sheet date for the remainder of the life of the asset. In addition, private entities may make an accounting election to consider collection activity after the balance sheet date when estimating expected credit losses. The amendments in ASU 2025-05 are effective for years beginning after December 15, 2025. We do not believe this ASU will have a material impact on our consolidated financial statements.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 2 Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers (ASC 606) which provides a five-step model for recognizing revenue from contracts with customers as follows:

●	Identify the contract with a customer

●	Identify the performance obligations in the contract

●	Determine the transaction price

●	Allocate the transaction price to the performance obligations in the contract

●	Recognize revenue when or as performance obligations are satisfied

The Company’s revenue is primarily derived from the design, development, manufacturing, packaging, and development services of photonic components and sub-systems (including semiconductor lasers and photodetectors), application-specific integrated circuits, and pixel-based sensors. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The Company assesses the contract term as the period in which the parties to the contract have presented enforceable rights and obligations. Certain customer contracts may provide for either party to terminate the contract upon written notice.

Nature of Products and Services

Revenue from the sale of circuits, sensors, lasers, photonic components and sub-systems are recognized upon transfer of control to the customer, which is typically upon shipment. Under ASC 606, the timing of revenue recognition related to these sales would require recognition at a point in time as control transfers to the customer. Accordingly, these product sales do not meet the criteria for revenue to be recognized over time. The Company recognizes amounts billed to customers for shipping and handling in net revenue.

The Company recognizes revenue from non-recurring engineering services (“NRE services”) over a period of time. For arrangements based on hourly rates, revenue is recognized as services are performed and amounts are earned in accordance with the terms of the contract at estimated collectible amounts. For arrangements based on a fixed fee, revenue is recognized based on the progress or the percentage of completion method using the ratio that costs incurred bear to total estimated cost at completion. Contract costs related to NRE arrangements are incurred over time, which can be several years, and the estimation of these costs requires management’s judgment. Significant judgment is required when estimating total contract costs and progress to completion on the arrangements, as well as whether a loss is expected to be incurred on the contract. In estimating total contract costs, the Company is also required to estimate the effort expected to be incurred to complete a NRE project. These estimates are subject to significant uncertainty, as actual time and effort incurred on completing a NRE project or actual rates of either internal or contracted personnel working on such NRE projects may differ from the Company’s estimates.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 2 Revenue Recognition - Continued

Nature of Products and Services - Continued

Changes in circumstances may change the original estimates of revenues, costs, or extent of progress toward completion, and revisions to the estimates are made which may result in increases or decreases in estimated revenues or costs, and such revisions are reflected in income in the period in which the circumstances that gave rise to the revision become known to us. We perform ongoing profitability analysis of our contracts accounted for under this method to determine whether the latest estimates of revenues, costs, and profits require updating. If at any time these estimates indicate that the contract will not be profitable, the entire estimated loss for the remainder of the contract is recorded immediately.

Contract Balances

Contract assets and liabilities represent the differences in the timing of revenue recognition from the receipt of cash from the Company’s customers and billings. Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. Contract liabilities relate to payments received in advance of the satisfaction of performance under the contract.

Receivable represents right to consideration that is unconditional. Such rights are considered unconditional if only the passage of time is required before payment of that consideration is due.

Arrangements with Multiple Performance Obligations

When a contract involves multiple performance obligations, the Company accounts for individual products and services separately if the customer can benefit from the product or service on its own or with other resources that are readily available to the customer and the product or service is separately identifiable from other promises in the arrangement. The consideration is allocated between separate performance obligations in proportion to their estimated standalone selling price. The transactions to which the Company had to estimate standalone selling prices and allocate the arrangement consideration to multiple performance obligations were immaterial.

The Company provides standard product warranties for a term of typically up to one year to ensure that its products comply with agreed-upon specifications. Standard warranties are considered to be assurance-type warranties and are not accounted for as separate performance obligations.

Note 3 Business Combinations

On March 18, 2024, the Company’s parent company at the time of acquisition, Luminar, completed the acquisition of EM4, a designer, manufacturer and seller of packaged photonic components and sub-systems for aerospace and industrial markets. Luminar acquired 100% of the membership interests of EM4 from G&H Investment Holding, Inc. (“G&H”) for an aggregate purchase price of $4.5 million.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 3 Business Combinations - Continued

The Company accounted for the acquisition as a business combination using the acquisition method of accounting. The acquired assets and liabilities assumed were recorded at their acquisition-date fair values and were consolidated with those of the Company as of the acquisition date. Current assets and liabilities carrying values approximate fair value due to their short-term nature. The fair value of inventory and property and equipment were valued based upon an independent appraiser utilizing the cost, income or market approach. Operating lease asset and operating lease liability were valued based upon the present value of lease payments over the remaining lease term.

Since the consideration paid by Luminar to acquire EM4’s business was lower than the estimated fair value of net assets acquired, the Company recognized a $1.8 million bargain purchase gain from the acquisition of EM4, which is included in Other Income, Net of the consolidated statement of operations during the year ended December 31, 2024. The following factors contributed towards the purchase price paid being lower than the estimated fair value of the net assets acquired: (a) EM4 had historically been incurring losses; (b) G&H viewed EM4 as non-core; (c) although G&H pursued a competitive auction process for the business, the ultimate timeline to completion was drawn-out due to the complexity of the transaction structure; and (d) during the later stages of the sale process, after the Company was selected as the winning bidder, EM4’s business was impacted by the cancellation of certain material government programs, as well as delays in certain other purchase orders, which also served to significantly reduce the estimated probability of the contingent future payments to G&H.

All costs related to the acquisition were incurred and expensed by Luminar during the year ended December 31, 2024.

The Company finalized the purchase accounting relative to the 2024 acquisition during 2025. There were no material measurement period adjustments as a result of the final purchase price allocations.

The total consideration was as follows (in thousands):

Cash Payment Made by Luminar	$4,388
Contingent Consideration Recorded and Owed by Luminar	100
Purchase Price	4,488
Less: Cash Retained by Company	(557)
Fair Value of Total Consideration Transferred	$3,931

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 3 Business Combinations - Continued

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by the Company at the date of acquisition (in thousands):

Acquisition Date Fair Values Assigned
Assets Acquired:
Cash	$557
Accounts Receivable	1,064
Contract Assets	1,644
Inventories	3,539
Prepaid Expenses and Other Current Assets	252
Property and Equipment	1,888
Operating Lease Asset	2,072
Total Assets Acquired	11,016

Liabilities Assumed:
Accounts Payable	344
Accrued Expenses	2,175
Contract Liabilities	185
Current Portion of Operating Lease Liabilities	444
Operating Lease Liabilities, Net of Current Portion	1,628
Total Liabilities Assumed	4,776
Net Assets Acquired	$6,240

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 4 Impairment

During 2025, the Company experienced financial hurdles and a decline in shipments due to slower production ramps. As a result, the Company performed an impairment analysis for its long-lived assets, intangibles and goodwill. Based on the estimate of future recoverable cash flows, the Company recorded impairment charges of $4.8 million during the year ended December 31, 2025. The impairment charges consisted of $2.2 million of goodwill, $1.0 million of developed technology, $0.5 million of customer relationships, $0.4 million of operating lease asset and $0.7 million of property and equipment.

During the year ended December 31, 2024, the Company reevaluated the growth outlook related to FPH products based on delays in releasing new products and determined that an impairment analysis was required. Based on the estimate of future recoverable values, impairment charges of $3.4 million related to goodwill and $3.3 million related to developed technology were recorded during 2024.

Note 5 Inventories

Inventories consisted of the following at December 31 (in thousands):

	2025	2024
Raw Materials	$2,178	$1,765
Work-in-Process	485	805
Finished Goods	792	1,324
Inventories	$3,455	$3,894

Note 6 Property and Equipment

Property and equipment consisted of the following at December 31 (in thousands):

	2025	2024
Machinery and Equipment	$7,020	$7,706
Computer Hardware and Software	343	340
Leasehold Improvements	119	119
Furniture and Fixtures	95	95
Construction in Progress	484	237
	8,061	8,497
Less: Accumulated Depreciation	(4,737)	(3,580)
Property and Equipment, Net	$3,324	$4,917

Depreciation expense amounted to approximately $1.2 million and $1.1 million for the years ended June 30, 2025 and 2024, respectively.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 7 Intangible Assets

We amortize intangible assets, including developed technology, tradenames, and customer relationships over their estimated useful lives. The weighted average useful lives of our intangible assets are 8.5 years for developed technology and 4.0 years for tradenames and customer relationships.

The components of intangible assets as of December 31, 2025 and 2024 were as follows (in thousands):

	December 31, 2025
	Developed Technology	Tradename	Customer Relationships	Customer Backlog	Total
Gross Carrying Amount	$13,250	$620	$3,730	$650	$18,250
Accumulated Amortization	(2,969)	(589)	(3,091)	(650)	(7,299)
Impairment	(7,271)	-	(455)	-	(7,726)
Net Carrying Amount	$3,010	$31	$184	$-	$3,225

	December 31, 2024
	Developed Technology	Tradename	Customer Relationships	Customer Backlog	Total
Gross Carrying Amount	$13,250	$620	$3,730	$650	$18,250
Accumulated Amortization	(2,225)	(464)	(2,295)	(650)	(5,634)
Impairment	(6,250)	-	-	-	(6,250)
Net Carrying Amount	$4,775	$156	$1,435	$-	$6,366

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 7 Intangible Assets - Continued

The changes in the carrying amount of intangible assets for the years ended December 31, 2025 and 2024 are as follows (in thousands):

	Developed Technology	Tradename	Customer Relationships	Total
Balance at January 1, 2024	$8,874	$281	$2,251	$11,406
Impairment	(3,250)	-	-	(3,250)
Amortization	(849)	(125)	(816)	(1,790)

Balance at December 31, 2024	4,775	156	1,435	6,366
Impairment	(1,021)	-	(455)	(1,476)
Amortization	(744)	(125)	(796)	(1,665)

Balance at December 31, 2025	$3,010	$31	$184	$3,225

See Note 4 for discussion of impairment.

As of December 31, 2025, the expected future amortization expense for intangible assets was as follows (in thousands):

Expected Future Amortization Expense
2026	$828
2027	613
2028	613
2029	613
2030	247
Thereafter	311

Total	$3,225

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 8 Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2025 and December 31, 2024 are as follows (in thousands):

	Optogration	Freedom Photonics	Total
Balance at December 31, 2023	$2,244	$3,397	$5,641
Impairment	-	(3,397)	(3,397)

Balance at December 31, 2024	2,244	-	2,244
Impairment	(2,244)	-	(2,244)

Balance at December 31, 2025	$-	$-	$-

See Note 4 for discussion of impairment.

Note 9 Contract Assets and Liabilities

Changes in the Company’s contract assets and contract liabilities primarily result from the timing difference between the Company’s performance and the customer’s payment based on contractual terms. Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract liabilities consist of the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration from the customer.

The changes in contract asset balances consisted of the following for the years ended December 31 (in thousands):

	2025	2024
Beginning Balance	$2,409	$1,859
Contract Assets Added Through Acquisition of
EM4 (See Note 3)	-	1,644
Amounts Billed Net of Revenue Recognized	(1,066)	(3,118)

Ending Balance	$1,343	$2,409

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 9 Contract Assets and Liabilities - Continued

The changes in contract liabilities balances consisted of the following for the years ended December 31 (in thousands):

	2025	2024
Beginning Balance	$1,687	$3,201
Contract Liabilities Assumed from Acquisition of EM4 (See Note 3)	-	185
Revenue Recognized Net of Amounts Billed	(243)	(3,723)
Ending Balance	$1,444	$1,687

Note 10 Leases

The Company leases offices and manufacturing facilities under non-cancelable operating leases expiring at various dates through 2030. Some of the Company’s leases include one or more options to renew, with renewal terms that if exercised by the Company, extend the lease term an additional five years.

The components of lease expense consist of the following for the years ended December 31 (in thousands):

	2025	2024
Operating Lease Expense	$1,147	$985
Variable Lease Expense	47	17
Total Lease Expense	$1,194	$1,001

Supplemental cash flow information related to leases consists of the following for the years ended December 31 (in thousands):

	2025	2024
Cash Paid for Amounts Included In Measurement of Lease Obligations:
Operating Cash Flows From Operating Leases	$1,154	$926

Non-Cash Lease Disclosures:
Operating Lease Assets Obtained In Exchange for Operating Lease Liabilities	$-	$2,528

Operating lease assets obtained in exchange for operating lease liabilities in 2024 include $2.1 million related to the EM4 acquisition.

LUMINAR SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Note 10 Leases - Continued

The following table summarizes weighted average remaining lease terms and discount rates:

	2025	2024
Weighted Average Remaining Lease Term	2.61 years	3.49 years
Weighted Average Discount Rate	6.50%	6.53%

Future maturities of these operating lease liabilities, as of December 31, 2025 are as follows (in thousands):

2026	$1,161
2027	891
2028	541
2029	107
2030	9
Total Undiscounted Lease Obligations	2,709
Less: Imputed Interest	(204)
Net Lease Obligation	2,505
Less: Current Portion	(1,104)
Lease Liabilities Long-Term	$1,401

Note 11 Related Parties

As of December 31, 2025 and 2024, the Company has an outstanding Due to Parent in the amount of $84.8 million and $80.0 million, respectively, to its parent company, Luminar. This payable is non-interest bearing and was incurred in exchange for payroll expenses, stock based compensation and other shared service support provided to the Company by Luminar, partially offset by revenue from the sale of products by the Company to Luminar. These expenses and shared services fees are recorded within the applicable financial statement lines of the accompanying consolidated statements of operations. This Due to Parent payable was eliminated in January 2026 in conjunction with the sale of the Company. See Note 1 for further discussion.

In addition to the shared services costs, Luminar charged the Company management fees of $0.7 million and $0.5 million during the years ended December 31, 2025 and 2024, respectively. These costs are included in general and administrative on the consolidated statements of operations.

For the years ended December 31, 2025 and 2024, the Company recognized $8.4 million and $7.6 million in net revenue to Luminar.